Exhibit 99.1

Quarterly Operating Supplement Fourth Quarter 2008

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Table of Contents

Radian Asset Assurance Inc.

Quarterly Operating Supplement

December 31, 2008

Introductory Note

This operating supplement presents financial information for Radian Asset Assurance Inc. (Radian) and its consolidated subsidiaries on an unaudited GAAP basis. Please visit our website at www.radian.biz for selected statutory information.

Company Profile

Radian, founded in 1985 and rated BBB- (CreditWatch Negative) by Standard & Poor’s, a division of The McGraw-Hill Companies (S&P), and Ba1 (Stable) by Moody’s Investor Service (Moody’s), traditionally has served as a niche insurer of public finance transactions and a provider of credit enhancement to leading financial institutions in the structured finance market. Radian has written financial guaranty insurance for municipal bonds, asset-backed securities and structured transactions and has also provided reinsurance to the monoline financial guarantors. Radian provided trade credit reinsurance until 2005, when this line of business was placed in runoff.

In the third quarter of 2008, following downgrades of its insurance financial strength ratings and facing difficult market conditions, Radian decided to discontinue, for the foreseeable future, writing any new financial guaranty business, including accepting new financial guaranty reinsurance, other than as may be necessary to commute, restructure, hedge or otherwise mitigate losses or reduce exposure in its existing portfolio.

Radian is a direct subsidiary of Radian Guaranty Inc. and an indirect subsidiary of Radian Group Inc. (Radian Group) (NYSE: RDN)

For more information regarding Radian and Radian Group, please visit our website at www.radian.biz

Company Information

Radian Asset Assurance Inc.	Contact:
335 Madison Avenue	John C. DeLuca
New York, New York 10017	Senior Vice President
1 877 337.4925 (within the U.S.)	1 212 984.9222
1 212 983.3100	john.deluca@radian.biz
www.radian.biz

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Introductory Note / Company Profile / Company Information

Radian Asset Assurance Inc.

Consolidated GAAP Income Statements* ($ Thousands)

(Unaudited)

	Quarter ended		Twelve Months ended
	December 31 2008	December 31 2007	December 31 2008	December 31 2007
Revenues
Net premiums written - insurance	$(40,903)	$41,256	$29,524	$185,718

Net premiums earned - insurance	$27,807	$33,633	$162,495	$131,833

Net investment income	25,779	27,559	104,222	104,372
(Loss) gain on investments	(2,829)	(1,539)	(66,587)	12,334

Realized gain on derivatives	11,635	10,660	39,173	90,237
Unrealized (losses) gains on derivatives	(226,122)	(542,792)	569,583	(837,038)

Total change in fair value of derivative instruments	(214,487)	(532,132)	608,756	(746,801)

Total revenues	(163,730)	(472,479)	808,886	(498,262)

Expenses
Losses and loss adjustment expenses	67,450	59,058	115,591	107,232
Policy acquisition costs	9,122	11,161	47,214	45,163
Other operating expenses	26,617	12,022	99,127	48,821
Other expense	6,495	5,863	24,216	18,089

Total expenses	109,684	88,104	286,148	219,305

(Loss) income before income taxes	(273,414)	(560,583)	522,738	(717,567)
Income tax (benefit) expense	(93,133)	(198,050)	182,207	(273,648)

Net (Loss) Income	$(180,281)	$(362,533)	$340,531	$(443,919)

*	See Consolidated Explanatory Notes on page 20.

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Consolidated GAAP Income Statements

Radian Asset Assurance Inc.

Consolidated GAAP Balance Sheets* ($ Thousands)**

(Unaudited)

	December 31 2008	December 31 2007
Assets
Investments:
Fixed maturities, available for sale, at fair value (amortized cost $1,864,681 and $2,066,052)	$1,770,927	$2,092,720
Fixed maturities - trading, at fair value (amortized cost $141,764 and $16,125)	143,094	16,132
Hybrid securities, at fair value (amortized cost $129,915 and $140,325)	111,508	155,844
Preferred stock, at fair value (cost $21,349 and —)	16,893	—
Common stock, at fair value (cost $1,281 and $931)	1,521	1,143
Short-term investments	118,819	253,614

Total Investments	2,162,762	2,519,453
Cash and cash equivalents	9,912	6,012
Deferred federal income taxes - net	99,484	233,996
Accrued interest and dividends receivable	26,665	28,319
Premiums and other receivables	15,563	21,582
Deferred policy acquisition costs	139,164	172,560
Prepaid reinsurance premiums	770	1,138
Prepaid federal income taxes	—	14,995
Derivative assets	172,778	43,145
Other assets	7,692	13,428

Total Assets	$2,634,790	$3,054,628

Liabilities and Shareholder’s Equity
Liabilities
Losses and loss adjustment expenses	$233,853	$249,864
Reinsurance payable on paid losses and loss adjustment expenses	5,747	1,410
Deferred premium revenue	580,386	713,726
Federal income taxes payable	12,742	4,348
Payable to affiliates	8,937	6,298
Derivative liabilities	357,421	801,284
Accrued expenses and other liabilities	23,626	24,721

Total Liabilities	1,222,712	1,801,651

Shareholder’s Equity
Common stock — $150 par value
Authorized, issued and outstanding — 100,000 shares	15,000	15,000
Additional paid-in capital	707,284	704,500
Retained earnings	737,372	504,341
Accumulated other comprehensive (loss) income	(47,578)	29,136

Total Shareholder’s Equity	1,412,078	1,252,977

Total Liabilities and Shareholder’s Equity	$2,634,790	$3,054,628

*	See Consolidated Explanatory Notes on page 20.
**	Except share amounts.

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Consolidated GAAP Balance Sheets

Radian Asset Assurance Inc.

Consolidated Gross Premiums Written by Product* ($ Thousands)

	Quarter ended		Percent Change	Twelve months ended		Percent Change
	December 31 2008	December 31 2007		December 31 2008	December 31 2007
Public Finance Direct	$20	$11,461	–99.8%	$15,558	$60,117	–74.1%
Structured Finance Direct	1,605	4,507	–64.4%	12,151	16,582	–26.7%
Public Finance Reinsurance	1,841	19,739	–90.7%	34,066	86,821	–60.8%
Structured Finance Reinsurance	3,995	5,327	–25.0%	18,735	21,933	–14.6%
Trade Credit Reinsurance	(235)	216	N/M	(319)	1,723	N/M

	7,226	41,250	–82.5%	80,191	187,176	–57.2%
Impact of Recapture	(48,494)	—	—	(51,050)	—	—

Total	$(41,268)	$41,250	–200.0%	$29,141	$187,176	–84.4%

Consolidated Net Premiums Earned by Product* ($ Thousands)

	Quarter ended		Percent Change	Twelve months ended		Percent Change
	December 31 2008	December 31 2007		December 31 2008	December 31 2007
Public Finance Direct	$12,997	$13,459	–3.4%	$56,191	$45,770	22.8%
Structured Finance Direct	3,207	3,878	–17.3%	14,418	17,384	–17.1%
Public Finance Reinsurance	23,239	10,770	115.8%	89,227	44,667	99.8%
Structured Finance Reinsurance	4,527	5,461	–17.1%	19,690	22,957	–14.2%
Trade Credit Reinsurance	139	65	113.8%	113	1,055	–89.3%

	44,109	33,633	31.1%	179,639	131,833	36.3%
Impact of Recapture	(16,302)	—	—	(17,144)	—	—

Total	$27,807	$33,633	–17.3%	$162,495	$131,833	23.3%

Consolidated Future Revenue**

As of December 31, 2008

($ Millions)

	Net Deferred Premium Amortization	Future Installments	Insurance Premium Earnings	Realized Gains on Credit Derivatives	Total Future Revenue
2009	$56.9	$23.8	$80.7	$49.5	$130.2
2010	46.3	27.2	73.5	43.7	117.2
2011	43.2	17.7	60.9	40.7	101.6
2012	40.5	16.4	56.9	37.5	94.4
2013	37.9	15.5	53.4	26.5	79.9

2009 – 2013	224.8	100.6	325.4	197.9	523.3
2014 – 2018	154.8	52.7	207.5	48.7	256.2
2019 – 2023	104.2	34.5	138.7	5.1	143.8
2024 – 2028	61.8	26.4	88.2	4.3	92.5
After 2028	34.0	43.6	77.6	5.0	82.6

Total	$579.6	$257.8	$837.4	$261.0	$1,098.4

*	See Consolidated Explanatory Notes on page 20.
**	This table depicts the expected revenue from insurance premiums, net of prepaid reinsurance premiums, and realized gains on credit derivatives, for the existing financial guaranty contracts, assuming no advance refundings as of December 31, 2008. Expected revenue will differ from contractual revenue because borrowers have the right to call or repay financial guaranty obligations. Realized gains on credit derivatives represent Radian's expected future premium earnings on derivative contracts.

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Consolidated: Gross Premiums Written / Net Premiums Earned / Net Unearned Premium

Radian Asset Assurance Inc.

Consolidated Selected Loss Information*

($ Thousands)

Components of Claims Paid and Incurred Losses

and Loss Adjustment Expenses

	Quarter ended		Twelve months ended
	December 31 2008	December 31 2007	December 31 2008	December 31 2007
Claims Paid
Trade credit reinsurance	$2,006	$1,528	$3,490	$7,973
Financial guaranty	13,873	12,737	127,340	22,551

Total	$15,879	$14,265	$130,830	$30,524

Incurred Losses and Loss Adjustment Expenses
Trade credit reinsurance	$(2,611)	$(2,182)	$(8,712)	$(7,269)
Financial guaranty	74,061	61,240	128,303	114,501

	71,450	59,058	119,591	107,232
Impact of 2008 financial guaranty recaptures	(4,000)	—	(4,000)	—

Total	$67,450	$59,058	$115,591	$107,232

Components of Losses and Loss Adjustment Expense Reserves

	December 31 2008	December 31 2007
Financial Guaranty
Allocated reserves	$161,285	$172,955
Unallocated non-specific	58,386	49,195

	219,671	222,150

Trade Credit and Other
Case	9,594	14,800
IBNR	4,588	12,914

	14,182	27,714

Total	$233,853	$249,864

*	See Consolidated Explanatory Notes on page 20.

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Consolidated Selected Loss Information

Radian Asset Assurance Inc.

Consolidated Selected Derivative Information*

($ Millions)

Balance Sheet Information

	December 31 2008	December 31 2007
Notional value - insured portfolio	$47,968.3	$48,539.4

Assets
Gross unrealized gains on derivative financial guaranty contracts	$22.8	$7.9
Gross unrealized gains on put options on committed preferred securities	150.0	35.2

Total assets	172.8	43.1

Liabilities
Gross unrealized losses on derivative financial guaranty contracts	(357.4)	(801.2)

Net liabilities	$(184.6)	$(758.1)

Income Statement Information

	Quarter ended		Twelve months ended
	December 31 2008	December 31 2007	December 31 2008	December 31 2007
Realized gains (losses) on derivatives
Premiums earned on credit derivatives	$13.1	$13.4	$54.0	$62.0
Net payments on credit derivatives	—	—	(10.1)	—
Premium settlements on terminated credit derivatives	—	0.3	0.8	31.2
Payment to maintain put options on committed preferred securities	(1.4)	(3.0)	(5.5)	(3.0)

Total realized	11.7	10.7	39.2	90.2

Unrealized gains (losses) on derivatives
Change in fair value of credit derivatives	(279.1)	(578.0)	454.9	(871.9)
Change in fair value of put options on committed preferred securities	53.0	35.2	114.7	35.2
Change in fair value of investments	—	—	—	(0.3)

Total unrealized	(226.1)	(542.8)	569.6	(837.0)

Change in fair value of derivative instruments	$(214.4)	$(532.1)	$608.8	$(746.8)

Roll Forward of Net Derivative Assets and Liabilities

	December 31 2008	December 31 2007
Balance at January 1	$(758.1)	$59.9
Realized gains on derivatives	39.2	90.2
Unrealized gains (losses) on derivatives	569.6	(837.0)
Premiums written on credit derivatives	(50.1)	(43.0)
Payment to maintain put options on committed preferred securities	5.5	3.0
Net payments on credit derivatives	10.1	—
Premium settlements on terminated credit derivatives	(0.8)	(31.2)

Balance at end of period	$(184.6)	$(758.1)

*	See Consolidated Explanatory Notes on page 20.

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Consolidated Selected Derivative Information

Radian Asset Assurance Inc.

Consolidated Investment Portfolio Highlights*

($ Millions)

Asset Quality**	Book Value (12/31/2008)	Percent of Book Value	Book Value (12/31/2007)	Percent of Book Value
AAA	$1,112.2	51.4%	$1,698.4	67.5%
AA	611.4	28.3%	418.9	16.6%
A	285.2	13.2%	220.8	8.8%
BBB	141.5	6.5%	174.1	6.9%
BIG	5.9	0.3%	—	0.0%
NR	5.1	0.2%	6.1	0.2%
Other	1.5	0.1%	1.2	0.0%
Total	$2,162.8	100.0%	$2,519.5	100.0%

Asset Class	Book Value (12/31/2008)	Percent of Book Value	Book Value (12/31/2007)	Percent of Book Value
Municipal Bonds	$1,511.8	69.9%	$1,747.6	69.4%
Taxable Bonds	402.3	18.6%	361.3	14.3%
Convertible Bonds	99.4	4.6%	125.8	5.0%
Short-Term	118.8	5.5%	253.6	10.1%
Other	30.5	1.4%	31.2	1.2%
Total	$2,162.8	100.0%	$2,519.5	100.0%

*	See Consolidated Explanatory Notes on page 20.
**	Average duration of 6.5 years and 5.8 years at 12/31/2008 and 12/31/2007, respectively.

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Consolidated Investment Portfolio Highlights

Radian Asset Assurance Inc.

Consolidated Insured Portfolio Highlights* ($ Millions)

Sector Breakout

	Net Par Outstanding (12/31/2008)	Percent of total Net Par	Net Par Outstanding (12/31/2007)	Percent of total Net Par
Public Finance
General Obligations	$17,007	16.9%	$19,780	17.0%
Healthcare	8,127	8.1%	10,849	9.4%
Transportation	4,912	4.9%	6,938	6.0%
Utilities	4,780	4.8%	6,555	5.7%
Tax Backed	4,582	4.6%	5,851	5.0%
Education	3,538	3.5%	4,237	3.7%
Investor-Owned Utilities	2,962	2.9%	3,889	3.4%
Long Term Care	1,345	1.3%	1,548	1.3%
Housing	523	0.5%	621	0.5%
Other Public Finance	1,639	1.6%	1,784	1.5%
Subtotal Public Finance	$49,415	49.1%	$62,052	53.5%

Structured Finance
Collateralized Debt Obligations	$45,650	45.3%	$46,961	40.4%
Asset Backed – Mortgage and MBS	1,232	1.2%	1,579	1.4%
Asset Backed – Consumer	1,217	1.2%	1,415	1.2%
Asset Backed – Commercial and Other	1,104	1.1%	1,359	1.2%
Other Structured Finance(1)	2,108	2.1%	2,656	2.3%
Subtotal Structured Finance	51,311	50.9%	53,970	46.5%

Total	$100,726	100.0%	$116,022	100.0%

(1)	Represents other types of structured finance obligations, including diversified payment rights, clearinghouse soft capital, corporate obligations, collateralized guaranteed investment contracts or letter of credit and foreign commercial assets and life insurance securitizations, none of which individually constitutes a material amount of Radian’s financial guaranty net par outstanding.
*	See Consolidated Explanatory Notes on page 20.

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Consolidated Insured Portfolio Highlights

Radian Asset Assurance Inc.

Consolidated Insured Portfolio Highlights*

($ Millions)

Rating Distribution

Rating**	Net Par Outstanding (12/31/2008)	Percent of total Net Par	Net Par Outstanding (12/31/2007)	Percent of total Net Par
Public Finance
AAA	$890	0.9%	$799	0.7%
AA	12,860	12.8%	16,991	14.6%
A	15,825	15.7%	22,453	19.4%
BBB	18,218	18.1%	20,869	18.0%
Below Investment Grade	1,622	1.6%	940	0.8%
Subtotal Public Finance	$49,415	49.1%	$62,052	53.5%

Structured Finance
AAA	$40,514	40.2%	$48,341	41.7%
AA	4,480	4.4%	511	0.4%
A	1,914	1.9%	2,088	1.8%
BBB	2,583	2.6%	2,566	2.2%
Below Investment Grade	1,820	1.8%	464	0.4%
Subtotal Structured Finance	$51,311	50.9%	$53,970	46.5%

Total
AAA	$41,404	41.1%	$49,140	42.4%
AA	17,340	17.2%	17,502	15.0%
A	17,739	17.6%	24,541	21.2%
BBB	20,801	20.7%	23,435	20.2%
Below Investment Grade	3,442	3.4%	1,404	1.2%
Total	$100,726	100.0%	$116,022	100.0%

*	See Consolidated Explanatory Notes on page 20.
**	Indicated ratings estimates assigned to the underlying obligations utilizing Radian's internal rating system. Radian’s rating scale is comparable to that of the nationally recognized rating agencies (S&P and Moody’s). Radian's internal rating estimates are subject to revision at any time and may differ from the credit ratings ultimately assigned by the rating agencies.

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Consolidated Insured Portfolio Highlights

Radian Asset Assurance Inc.

Consolidated Insured Portfolio Highlights*

($ Millions)

Geographic Diversification

	Net Par Outstanding (12/31/2008)	Percent of total Net Par	Net Par Outstanding (12/31/2007)	Percent of total Net Par
Domestic public finance
California	$5,739	5.7%	$7,191	6.2%
Texas	4,074	4.0%	4,454	3.8%
New York	3,602	3.6%	5,862	5.2%
Pennsylvania	2,807	2.8%	3,298	2.8%
Florida	2,568	2.5%	3,466	3.0%
Illinois	2,431	2.4%	3,156	2.7%
New Jersey	2,281	2.3%	2,666	2.3%
Washington	1,758	1.7%	2,056	1.8%
Massachusetts	1,712	1.7%	2,417	2.1%
Colorado	1,577	1.6%	1,831	1.6%

Top ten states – domestic public finance subtotal	28,549	28.3%	36,397	31.5%
Total of other states – domestic public finance	15,649	15.5%	20,124	17.3%

Total domestic public finance	44,198	43.8%	56,521	48.8%
Domestic structured finance	34,811	34.6%	37,054	31.9%
International public and structured finance	21,717	21.6%	22,447	19.3%

Total	$100,726	100.0%	$116,022	100.0%

*	See Consolidated Explanatory Notes on page 20.

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Consolidated Insured Portfolio Highlights

Radian Asset Assurance Inc.

Consolidated Insured Portfolio Highlights* ($ Millions)

25 Largest Public Finance Exposures

Obligor	Net Par Outstanding (12/31/2008)	Percent of total Net Par	Rating**
California – G.O.	$605	0.6%	A-
Washington – G.O. (1)	435	0.4%	AA
Chicago, IL – G.O.	433	0.4%	A+
Los Angeles Unified School District, CA (1)	421	0.4%	AA-
New Jersey Transportation Trust Fund Authority	419	0.4%	AA-
New York, NY – G.O.	408	0.4%	AA-
Metropolitan Transportation Authority, NY (1)	370	0.4%	A
Massachusetts School Building Authority	359	0.4%	AA
New Jersey Economic Development Authority School Facilities	344	0.3%	AA-
Thames Water Utilities Finance PLC, UK (1)	320	0.3%	A-
Jefferson County, AL – Sewer Revenue	274	0.3%	CCC
New Jersey Turnpike Authority	244	0.2%	A
Illinois Toll Highway Authority	242	0.2%	AA
Massachusetts – G.O.	242	0.2%	AA
Puerto Rico – G.O.	240	0.2%	BBB-
Port Authority of New York & New Jersey	227	0.2%	AA-
Massachusetts Water Resources Authority	203	0.2%	AA
Detroit, MI – G.O.	200	0.2%	BBB-
North Bay Plenary Health Canadian Hospital	190	0.2%	AAA
Metropolitan Washington DC Airports Authority	178	0.2%	AA-
Bay Area Toll Authority, CA	178	0.2%	AA-
Reliance Rail Corp., AU (1)	177	0.2%	BBB+
Puerto Rico Highway and Transportation Authority	176	0.2%	BBB+
California Water Resources Department	158	0.2%	A-
District of Columbia	154	0.2%	A+

Total	$7,197	7.1%

(1)	Radian has additional exposure to several of these issuers in the amounts indicated below on a second-to-pay basis, meaning that Radian’s obligation to pay timely principal and interest on insured bonds is secondary to a substantially identical obligation of another insurer. Therefore, Radian will not have to pay claims on all or any portion of this additional exposure unless both the issuer and the other insurer fail to meet their payment obligations with respect to the insured bonds.

•	Washington - G.O.: $0.7 million

•	Los Angeles Unified School District, CA: $1.4 million

•	Metropolitan Transportation Authority, NY: $0.3 million

•	Thames Water Utilities Finance PLC, UK: $29.8 million

•	Reliance Rail Corp., AU: $127.9 million

Largest Structured Finance Exposures

Radian’s largest Structured Finance exposures consist of the following:

•	Seven $600 million transactions representing Static Synthetic Investment Grade Corporate CDOs rated AAA.

•	One $599 million transaction representing a Static Synthetic Investment Grade Commercial Mortgage Backed Securities CDO rated AAA.

•	One $563 million transaction representing a Static Synthetic Investment Grade Corporate CDO rated AAA.

•	One $480 million transaction representing a Static Cashflow Asset-Backed CDO, with predominantly RMBS collateral, rated CCC-. This transaction is on Radian’s intensified surveillance list.

•	Twenty six $450 million transactions representing Static Synthetic Investment Grade Corporate CDOs rated AAA.

•	Two $450 million transactions representing Static Synthetic Investment Grade Corporate CDOs rated AA+.

•	One $450 million transaction representing a Second-to-Pay CDO rated AA+.

•	One $450 million transaction representing a Static Synthetic Investment Grade Commercial Mortgage Backed Securities CDO rated AAA.

These 40 transactions combine to total $19.3 billion, or 19.2% of Radian’s Net Par Outstanding as of December 31, 2008.

*	See Consolidated Explanatory Notes on page 20.
**	Indicated ratings estimates assigned to the underlying obligations utilizing Radian’s internal rating system. Radian’s rating scale is comparable to that of the nationally recognized rating agencies (S&P and Moody’s). Radian’s internal rating estimates are subject to revision at any time and may differ from the credit ratings ultimately assigned by the rating agencies.

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Consolidated Insured Portfolio Highlights

Radian Asset Assurance Inc.

Consolidated Insured Portfolio Highlights*

($ Millions)

Below Investment Grade Exposure by Sector**

Sector	Net Par Outstanding (12/31/2008)	Percent of total Net Par	Net Par Outstanding (12/31/2007)	Percent of total Net Par
Public Finance
General Obligations	$531	0.6%	$324	0.3%
Healthcare	358	0.4%	290	0.2%
Utilities	345	0.3%	71	0.1%
Education	150	0.1%	151	0.1%
Transportation	99	0.1%	24	0.0%
Long Term Care	85	0.1%	49	0.1%
Tax Backed	48	0.0%	26	0.0%
Investor-Owned Utilities	3	0.0%	5	0.0%
Housing	—	0.0%	—	0.0%
Other Public Finance	3	0.0%	—	0.0%

Subtotal Public Finance	1,622	1.6%	940	0.8%

Structured Finance
Collateralized Debt Obligations	594	0.6%	134	0.1%
Asset Backed – Consumer	583	0.6%	128	0.1%
Asset Backed – Mortgage and MBS	480	0.5%	168	0.2%
Asset Backed – Commercial and Other	59	0.0%	34	0.0%
Other Structured Finance	104	0.1%	—	0.0%

Subtotal Structured Finance	1,820	1.8%	464	0.4%

Total	$3,442	3.4%	$1,404	1.2%

10 Largest Health Care Exposures

Obligor	Net Par Outstanding (12/31/2008)	Percent of total Net Par	Rating**
North Bay Plenary Health Canadian Hospital	$190	0.2%	AAA
Consort Healthcare Limited	116	0.1%	BBB-
OSF Healthcare System Inc.	104	0.1%	A
Group Health Cooperative	98	0.1%	A
Capital Hospitals	92	0.1%	BBB-
Memorial Hermann Hospital System	86	0.1%	A
Good Shepherd Medical Center	85	0.1%	BBB
Virginia Mason Medical Center	85	0.1%	BBB
Norman Regional Hospital Authority	83	0.1%	BBB
Covenant Health System Inc.	81	0.1%	A

Total	$1,020	1.1%

*	See Consolidated Explanatory Notes on page 20.
**	Indicated ratings estimates assigned to the underlying obligations utilizing Radian’s internal rating system. Radian’s rating scale is comparable to that of the nationally recognized rating agencies (S&P and Moody’s). Radian’s internal rating estimates are subject to revision at any time and may differ from the credit ratings ultimately assigned by the rating agencies.

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Consolidated Insured Portfolio Highlights

Radian Asset Assurance Inc.

Consolidated Insured Portfolio Highlights*

($ Millions)

CDO Exposure

	Net Par Outstanding (12/31/2008)	Percent of Total CDO Net Par	Net Par Outstanding (12/31/2007)	Percent of Total CDO Net Par
Direct	$43,925	96.2%	$45,121	96.1%
Assumed	1,725	3.8%	1,840	3.9%

Total	$45,650	100.0%	$46,961	100.0%

Total CDO Portfolio Rating Distribution**

	Net Par Outstanding (12/31/2008)	Percent of Total CDO Net Par	Net Par Outstanding (12/31/2007)	Percent of Total CDO Net Par
AAA	$38,823	85.0%	$45,980	97.9%
AA	4,406	9.7%	146	0.3%
A	727	1.6%	674	1.4%
BBB	1,100	2.4%	27	0.1%
Below Investment Grade	594	1.3%	134	0.3%

Total	$45,650	100.0%	$46,961	100.0%

*	See Consolidated Explanatory Notes on page 20.
**	Indicated ratings estimates assigned to the underlying obligations utilizing Radian’s internal rating system. Radian’s rating scale is comparable to that of the nationally recognized rating agencies (S&P and Moody’s). Radian’s internal rating estimates are subject to revision at any time and may differ from the credit ratings ultimately assigned by the rating agencies.

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Consolidated Insured Portfolio Highlights

Radian Asset Assurance Inc.

Consolidated Insured Portfolio Highlights*

($ Millions)

Direct CDO Underlying Asset Types

	Direct CDO Net Par Outstanding (12/31/2008)	Percent of Direct CDO Net Par	Direct CDO Net Par Outstanding (12/31/2007)	Percent of Direct CDO Net Par
Corporates (1)	$38,040	86.6%	$39,020	86.4%
TruPs	2,193	5.0%	2,227	4.9%
CDO of CMBS (2)	1,831	4.2%	1,831	4.1%
CDO of ABS (3)	630	1.4%	752	1.7%
Other (4)	1,231	2.8%	1,291	2.9%

Total	$43,925	100.0%	$45,121	100.0%

(1)	Includes one $243 million net par outstanding CDO squared transaction (a transaction of a master CDO with four sub-pools of corporate CDOs) scheduled to terminate in June 2009, in which we have exposure through the four sub-pools to 296 corporate names and also includes one second-to-pay corporate CDO transaction with a net par outstanding of $137 million.
(2)	For more information regarding this exposure, see the final four items which are 100% CMBS in Table on Direct CDO of ABS, CMBS and Multi-Sector Portfolio on page 17 of this Operating Supplement.
(3)	Includes transactions that are predominantly CDOs of RMBS.
(4)	Includes CLOs, second-to-pay trust preferred CDOs and one direct multisector CDO.

Direct Corporate CDO Portfolio

Year of Scheduled Maturity (1)	Number of CDO Contracts/ Policies (2)	Aggregate Net Par Outstanding (12/31/2008) (2)	Initial Average # of Sustainable Credit Events (3)(7)	Current Average # of Sustainable Credit Events (4)(7)	Minimum # of Sustainable Credit Events (5)(7)	Average. # of Remaining Entities in Transaction (2)(6)
2009	7	$1,043	12.1	11.0	4.4	122.6
2010	7	1,264	14.8	12.3	5.9	124.0
2011	3	1,500	39.1	36.8	28.7	99.7
2012	16	5,875	25.5	23.5	10.9	104.6
2013	36	15,190	31.9	29.8	13.9	100.4
2014	16	6,524	29.6	27.6	11.3	99.0
2017	17	6,260	26.0	24.0	13.0	100.4

Total	102	$37,656

(1)	No direct insured Corporate CDO transactions are scheduled to mature in 2015 or 2016. All direct insured corporate CDO transactions are scheduled to mature on or before December 2017.
(2)	Excludes (a) one CDO squared transaction (a transaction of a master CDO with four sub-pools of corporate CDOs), scheduled to terminate in June 2009, with a net par outstanding of $243 million and (b) a second-to-pay corporate CDO transaction, with a net par outstanding of $137 million.
(3)	The average number of sustainable credit events at the inception of each transaction. Average amounts presented are simple averages.
(4)	The average number of sustainable credit events determined as of December 31, 2008. Average amounts presented are simple averages.
(5)	The number of sustainable credit events for the one transaction with the fewest remaining sustainable credit events scheduled to mature. For example, for the seven directly insured corporate CDO transactions scheduled to mature in 2009, the subordination level for one of those transactions would be eroded after 4.4 credit events in that transactions. The other transactions could sustain more credit events.
(6)	The current average number of different corporate entities in each of the transactions.
(7)	The number of sustainable credit events is the number of credit events on different corporate entities that would have to occur before Radian is obligated to pay a claim (i.e. the remaining subordination in Radian’s transaction measured in credit events). In order to determine the number of different corporate entities that would be required to experience a credit event before Radian pays a claim, Radian calculates the weighted average net par exposure per corporate entity, then reduce such amount by an assumed recovery value (which is 30%, except with respect to transactions where Radian has agreed to a set fixed recovery, in which case Radian assumes such fixed recovery), which then determines the reduction of subordination that would occur for each applicable credit event. Radian then divides the aggregate subordination for the applicable transaction by the related reduction of subordination per credit to determine the applicable number of corporate entities that need to experience credit events before subordination in the transactions below Radian’s position would be reduced to zero.
*	See Consolidated Explanatory Notes on page 20.

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Consolidated Insured Portfolio Highlights

Radian Asset Assurance Inc.

Consolidated Insured Portfolio Highlights*

($ Millions)

Direct TruPs CDO Subordination

Direct TruPs	Earliest Maturity Date (1)	Net Par Outstanding (12/31/2008)	Current Subordination after Defaults (2)	Current Subordination after Defaults and Deferrals (3)
1	07/15/2011	$213	43.0%	40.2%
2	09/21/2011	99	39.8%	38.2%
3	10/12/2011	288	41.6%	38.8%
4	11/30/2011	215	46.3%	39.5%
5	03/15/2012	318	47.0%	44.8%
6	08/04/2017	77	44.2%	40.7%
7	12/15/2017	189	44.6%	40.8%
8	09/26/2034	49	46.3%	42.5%
9	09/23/2035	89	45.5%	42.6%
10	12/23/2036	144	46.8%	43.2%
11	03/22/2037	139	44.6%	42.6%
12	12/23/2037	209	43.9%	39.9%
13	10/10/2040	164	47.1%	45.2%

Total		$2,193

(1)	The earlier of the current scheduled termination date of the TruPs CDO ISDA contract and the legal final maturity date of the underlying TruPs bond. In nine (9) of Radian’s TruPs CDO ISDA contracts, which provide credit protection on seven (7) distinct pools of TruPs collateral (representing an aggregate of $978.6 million net par outstanding as of December 31, 2008), Radian’s counterparties may require that Radian purchase the outstanding underlying TruPs bond at par if an event of default (e.g. failure to pay interest or insufficient collateral to pay senior notes including Radian’s insured notes) exists as of the scheduled termination date of such contract (which may be prior to the legal final maturity date of the underlying TruPs bond). Based on Radian’s current projections for these transactions and the significant subordination levels remaining on these transactions, Radian does not currently anticipate that an event of default will occur with respect to these bonds on or prior to their current scheduled termination date, or otherwise in the foreseeable future. The scheduled termination dates of these contracts currently range between 2011 and 2017, but will automatically extend unless terminated by the counterparty.
(2)	Reflects the amount of remaining subordination expressed as a percentage of the collateral pool as of December 31, 2008, after giving effect to paydowns or redemptions (“amortization”) of the collateral and actual defaults assuming a loss of the full par amount of the underlying TruPs in the collateral pool.
(3)	Reflects the amount of remaining subordination expressed as a percentage of the collateral pool as of December 31, 2008, after including the effect not only of amortization and actual defaults on the underlying bonds in the collateral pool that have occurred but also the effect of deferrals of payment on the underlying bonds in the collateral pool, assuming that any such deferral will ultimately result in a loss of the full par amount of the TruPs.
*	See Consolidated Explanatory Notes on page 20.

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Consolidated Insured Portfolio Highlights

Radian Asset Assurance Inc.

Consolidated Insured Portfolio Highlights*

($ Millions)

Direct CDO of ABS, CMBS and Multi-Sector Portfolio

Type of Collateral as a Percentage of Total Pool

Year Insured	Legal Final Maturity	Net Par Outstanding ($ Millions)	ABS	RMBS	Subprime RMBS	CMBS	CDO of Investment Grade Corporate	CDO of High Yield Corporate	CDO of ABS	CDO of CDO	Other	Total Collateral Pool	S&P Rating	Moody’s Rating	Original AAA Subordination	Radian Asset Attachment Point		Radian Asset Detachment Point	% RMBS A3 or Better**	% Subprime A3 or Better**
2004	2009	$251.7	17.0%	32.9%	0.0%	0.0%	45.1%	5.0%	0.0%	0.0%	0.0%	100.0%	AAA	Aaa	2.2%	33.4%		63.4%	100.0%	NA
2005	2010	150.0	25.2%	49.0%	15.8%	0.0%	8.2%	1.8%	0.0%	0.0%	0.0%	100.0%	AAA	N/R	4.5%	13.0%		38.0%	100.0%	100.0%
2006	2046	479.7	0.0%	21.9%	41.6%	14.4%	0.0%	0.0%	13.5%	3.5%	5.1%	100.0%	B+***	Ba2***	4.9%	*	***	100.0%	41.1%	35.0%
2006	2047	450.0	0.0%	0.0%	0.0%	100.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%	AAA	N/R	2.4%	6.8%		30.0%	NA	NA
2006	2049	598.5	0.0%	0.0%	0.0%	100.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%	AAA	N/R	0.6%	5.1%		30.0%	NA	NA
2006	2056	352.5	0.0%	0.0%	0.0%	100.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%	AAA	N/R	5.5%	6.5%		30.0%	NA	NA
2007	2047	430.0	0.0%	0.0%	0.0%	100.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%	AAA	N/R	2.4%	7.0%		50.0%	NA	NA

Total		$2,712.4

*	See Consolidated Explanatory Notes on page 20.
**	Ratings are based on Moody’s ratings. If Moody’s rating is unavailable, then S&P rating applies.
***	S&P downgraded this CDO to AA- in March 2008 and then to B+ in July 2008; Moody’s downgraded it to Aa3 in April 2008, A2 in July 2008, and then to Ba2 in December 2008. This credit was added to Radian’s Watch List with an internal rating of BB- in April 2008 and subsequently downgraded to CCC- in August 2008. See Consolidated Explanatory Note #11 for additional information regarding this credit.
****	Although the current attachment point equals $110.5 million (18.7%), Radian does not currently expect that remaining subordination will be sufficient to absorb losses from the remaining collateral.

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Consolidated Insured Portfolio Highlights

Radian Asset Assurance Inc.

Consolidated Insured Portfolio Highlights*

($ Millions)

Non-CDO Domestic RMBS Portfolio: Breakdown by Asset Type

		% of					% 2006 /
	Net Par	RMBS	Direct	Assumed	Assumed	Assumed	2007	Ratings***
	Outstanding	Portfolio	Total**	Non-HELOCs	HELOCs	Total	Vintage	AAA	AA	A	BBB	BIG****
SubPrime	$352.2 MM 128 Policies	33.9%	$122.2 MM 7 Policies 34.7%	$189.9 MM 117 Policies 53.9%	$40.1 MM 4 Policies 11.4%	$230.0MM 121 Policies 65.3%	10.5% / 33.1%	16.9%	0.3%	3.1%	0.1%	79.6%
Prime	$267.6 MM 68 Policies	25.8%	$122.5 MM 7 Policies 45.8%	$65.5 MM 45 Policies 24.5%	$79.6 MM 16 Policies 29.7%	$145.1 MM 61 Policies 54.2%	6.2% / 33.2%	59.3%	9.1%	7.6%	12.9%	11.1%
Alt A	$369.6 MM 60 Policies	35.6%	$72.6 MM 3 Policies 19.6%	$236.8 MM 51 Policies 64.1%	$60.2 MM 6 Policies 16.3%	$297.0 MM 57 Policies 80.4%	26.2% / 33.2%	46.6%	6.1%	3.6%	8.3%	35.4%
Second to Pay	$48.5 MM 16 Policies	4.7%	$0 MM 0 Policies 0.0%	$48.5 MM 16 Policies 100.0%	$0 MM 0 Policies 0.0%	$48.5 MM 16 Policies 100.0%	4.3% / 95.7%	21.0%	5.2%	0.0%	6.1%	67.7%
Total RMBS	$1,037.9 MM 272 Policies	100.0%	$317.3 MM 17 Policies 30.6%	$540.7 MM 229 Policies 52.1%	$179.9 MM 26 Policies 17.3%	$720.6 MM 255 Policies 69.4%	14.8% / 35.7%	38.6%	4.9%	4.3%	6.6%	45.6%

*	See Consolidated Explanatory Notes on page 20.
**	Radian has no direct HELOC exposure. No direct RMBS have been written since 2005 and no direct SubPrime RMBS have been written since 2004
***	Indicated ratings estimates assigned to the underlying obligations utilizing Radian’s internal rating system. Radian’s rating scale is comparable to that of the nationally recognized rating agencies (S&P and Moody’s). Radian’s internal rating estimates are subject to revision at any time and may differ from the credit ratings ultimately assigned by the rating agencies.
****	All of the BIG exposure is on Radian’s Watch List and reserves have been established for these as needed

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Consolidated Insured Portfolio Highlights

Radian Asset Assurance Inc.

Consolidated Insured Portfolio Highlights*

($ Millions)

Net Debt Service Amortization

	Scheduled Net Debt Service Amortization as of 12/31/2008	Ending Net Debt Service Outstanding
2009	$6,338	$132,093
2010	6,169	125,924
2011	6,162	119,762
2012	10,275	109,487
2013	19,390	90,097
2014-2018	34,150	55,947
2019-2023	18,046	37,901
2024-2028	14,000	23,901
After 2028	23,901	—

Total	$138,431

*	See Consolidated Explanatory Notes on page 20.

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Consolidated Insured Portfolio Highlights

Radian Asset Assurance Inc.

Consolidated Explanatory Notes

1. The accompanying unaudited GAAP financial information includes the accounts of Radian, Radian Asset Assurance Limited, Radian Financial Products Limited, Van-American Insurance Agency, Inc. and Asset Recovery Solutions Group Inc.

These unaudited consolidated financial statements do not include all of the information and disclosures required by generally accepted accounting principles. These financial statements should be read in conjunction with the Radian Group audited consolidated financial statements and notes thereto, including the Report of Independent Registered Public Accounting Firm contained within the Radian Group Form 10-K for the year ended December 31, 2008 of Radian Group.

2. Prior year amounts have been restated to conform to current year presentation.

3. In light of current market conditions, Radian has discontinued, for the foreseeable future, writing any new financial guaranty insurance other than as may be necessary to commute, restructure, hedge or otherwise mitigate losses or reduce exposure in our existing portfolio. As a result, for the quarter ended December 31, 2008, net premiums written decreased $82.2 million to $(40.9) million as compared to $41.3 million for the quarter ended December 31, 2007. The 2008 premiums written reflect a decrease of $48.5 million resulting from the recapture of public finance reinsurance business by the primary insurance companies due to downgrades of our financial strength ratings by the rating agencies. In addition, public finance direct and public finance reinsurance net premiums written decreased $11.4 million and $17.9 million, respectively, due to our reduction in new business production. For the year-to-date periods, net premiums written during 2008 decreased $156.2 million to $29.5 million from $185.7 million of net premium written during the 2007 period. The decrease was primarily due to a reduction resulting from the recapture of public finance reinsurance business of $49.9 million. In addition, year-over-year public finance direct net premiums written decreased $44.6 million and public finance reinsurance net premiums written decreased $52.8 million due to our reduction in new business production.

4. As a result of Radian’s downgrade by S&P in June 2008, four ceding companies took back or recaptured all of their business ceded to Radian and Radian agreed to allow another reinsurance customer to take back a portion of its business (the “2008 FG Recaptures”).

In addition, an additional $75.6 billion of Radian’s net par outstanding remains subject to recapture or termination due to these downgrades at the option of the ceding companies, Radian’s credit derivative counterparties or other insured parties, as the case may be.

All but one of Radian’s reinsurance customers has the right to take back or recapture business previously ceded to Radian under their reinsurance agreements with Radian, and in some cases, in lieu of recapture, the right to increase ceding commissions charged to Radian. As of December 31, 2008, up to $36.7 billion of Radian’s total net assumed par outstanding was subject to recapture. If all of this business was recaptured as of December 31, 2008, Radian estimates that Radian would have experienced a reduction in (1) written premiums of approximately $312.8 million, (2) earned premiums of approximately $52.2 million, and (3) the net present value of expected future installment premiums of $142.3 million. In addition, Radian would experience a reduction in incurred losses of up to $94.9 million if this business were recaptured. Radian would be required to return written premiums (less ceding commissions) and possibly a portion of Radian’s reserves if this business were recaptured.

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Consolidated Explanatory Notes

Radian Asset Assurance Inc.

Consolidated Explanatory Notes

The counterparty in two of Radian’s synthetic CDO transactions, with an aggregate net par outstanding of $293.3 million ($243.0 million of which is scheduled to terminate in June 2009), has the right to terminate these transactions with settlement on a mark-to-market basis, subject to a maximum payout as of December 31, 2008 of approximately $34.1 million in the aggregate. In addition, Radian also has $103.2 million in exposure to another synthetic CDO transaction which is scheduled to terminate in June 2009. This transaction may be terminated on a mark-to-market basis if S&P lowers Radian’s financial strength rating below investment grade (BBB-).

As of December 31, 2008, the counterparties to 147 of Radian’s transactions currently have the right to terminate these transactions without Radian having an obligation to settle the transaction on a mark-to-market basis. If all of these counterparties had terminated these transactions as of December 31, 2008, Radian’s net par outstanding would have been reduced by $38.6 billion, with a corresponding decrease in unearned premium reserves of $12.0 million (of which only $0.4 million would be required to be refunded to counterparties) and the present value of expected future installment premiums of $168.0 million. Additionally, net unrealized losses in the amount of $160.5 million would be reversed.

5. Net premiums earned for the quarter ended December 31, 2008, decreased $5.8 million to $27.8 million from $33.6 million during the 2007 quarter. The decrease was primarily the result of public finance recaptures of $16.3 million which was partially offset by refundings which were $12.0 million higher for the 2008 quarter than the 2007 quarter. Net premiums earned for the year-to-date period ended December 31, 2008 were $162.5 million compared to $131.8 million earned during the comparable period in 2007, an increase of $30.7 million primarily the result of an increase in public finance refundings of $51.8 million partially offset by recaptures of $17.1 million.

6. For the year-to-date period of 2008, the loss on investments was $66.6 million versus a gain of $12.3 million for the comparable period of 2007, a change of $(78.9) million. The 2008 results included impairments of $34.9 million and a loss of $33.9 million on the mark to market on hybrid securities. The 2007 year-to-date results included impairments of $0.1 million and an insignificant gain on the mark to market on hybrid securities.

7. Loss and loss adjustment expenses for the quarters ended December 31, 2008 and 2007, were $67.5 million and $59.1 million, respectively. The 2008 quarter included $66.4 million of incurred losses in the structured finance reinsurance line of business. The 2007 quarter loss and loss adjustment expenses is primarily related to one financial guaranty transaction of $50 million. Loss and loss adjustment expenses for the year-to-date periods ended December 31, 2008 and 2007, were $115.6 million and $107.2 million respectively. The 2008 year-to-date period included $105.4 million of incurred losses in the structured finance reinsurance line of business. The 2007 year-to-date period included an incurred loss of $100 million for the one financial guaranty transaction discussed above.

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Consolidated Explanatory Notes

Radian Asset Assurance Inc.

Consolidated Explanatory Notes

8. Other operating expenses were $26.6 million for the quarter ended December 31, 2008 versus $12.0 million for the 2007 period, an increase of $14.6 million. The increase in other operating expenses for the fourth quarter of 2008 was primarily comprised of $6.5 million of severance as a result of Radian’s decision to cease writing new business in light of current market conditions, and an increase of $3.9 million of allocated expenses from Radian Group primarily due to increases of audit fees, legal fees, insurance, and employee costs. For the year-to-date period of 2008, other operating expenses were $99.1 million compared to $48.8 million for the year-to-date period of 2007, an increase of $50.3 million. The increase in other operating expenses for the year-to-date period of 2008 was primarily comprised of $22.7 million of severance and a year-over-year increase of $19.3 million of allocated expenses from Radian Group primarily due to increases of audit fees, legal fees, insurance, and employee costs.

9. During 2008, Radian paid an ordinary dividend in the amount of $107.5 million.

10. Radian Group has several outstanding comments from the Staff of the SEC’s Division of Corporation Finance, including Staff comments regarding Radian Group’s valuation methodologies, including assumptions used to estimate the fair values of Radian’s credit default swap (“CDS”) contracts, corporate CDOs, and put options on Radian’s money market committed preferred custodial trust securities. Radian Group believes that the valuation methodologies with respect to these complicated financial instruments are appropriate, and is working with the Staff to revise and expand its disclosures. Radian has responded to the Staff’s outstanding comments by providing additional disclosure in Radian Group’s Annual Report on Form 10-K for the year ended December 31, 2008. It is possible that the SEC could ultimately disagree with the methodology used to determine the fair value of Radian’s derivative financial instruments, or require additional or different disclosure, which may require Radian Group to amend various SEC Reports and may affect the financial information contained herein.

11. Radian provides $479.7 million net par outstanding of credit protection on the senior-most tranche of a CDO of ABS transaction, where the underlying collateral consists of mezzanine tranches of predominately mortgage-backed securities. As of December 31, 2008, 54 RMBS credits and 20 CDO of ABS credits (collectively representing $342.3 million (or 58.3%) of the $586.9 million collateral pool) had been downgraded by S&P or Moody’s and 30 of these credits, with a notional value of $136.2 million, have defaulted. The transaction, which is accounted for as a derivative, is currently rated CCC- internally, B+ by S&P and Ba2 by Moody’s. Due to substantial deterioration of the underlying collateral, which has accelerated over the past few quarters, and based on available projections, Radian currently expects that losses from the remaining collateral will exceed the remaining subordination. Based on currently anticipated cash flows, Radian expects to begin paying unreimbursed claims related to interest shortfall on this transaction in 2017 or later, although Radian may be obligated to pay interest shortfall claims (for which Radian expects to be fully reimbursed) much sooner. Due to the structure of this transaction, Radian does not expect to be obligated to pay claims related to the principal shortfalls until sometime between 2036 and the legal final maturity date for the transaction in 2046. Radian currently believes the ultimate principal payment with respect to this transaction that we will be required to pay will be less than the current outstanding par amount, but due to the long remaining life and the nature of the collateral in this transaction, losses are difficult to estimate. Deterioration in economic conditions over the remaining life of the transaction beyond Radian’s current projections could have a material impact on the timing and amount of cash available to make interest and principal payments on Radian’s insured tranche, and therefore, Radian’s ultimate losses on this transaction could be greater than expected.

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Consolidated Explanatory Notes

Radian Asset Assurance Inc.

Consolidated Explanatory Notes

12. Effective with Radian’s fiscal year beginning January 1, 2009, Radian will be implementing SFAS No. 163, which clarifies how SFAS No. 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. See Radian Group’s Annual Report on Form 10-K for the year ended December 31, 2008, including Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies, and Footnote 12 to the Financial Statements contained in such form 10-K for additional information regarding the implementation of SFAS No. 163 and the potential impact thereof.

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Consolidated Explanatory Notes

Safe Harbor Statement

All statements made herein that address events or developments that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s current views and assumptions with respect to future events. These forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following: changes in general financial and political conditions such as extended national or regional economic recessions (or expansions) or the continuation of economic downturns (or upturns) for longer than anticipated, changes in income, population trends and changes in household formation patterns, changes in unemployment rates, changes or volatility in interest rates, consumer confidence, or credit spreads; future credit market disruptions - in particular, further deterioration in the municipal finance, corporate credit, structured finance, mortgage and related credit markets; changes in investor perception of the strength of us individually, or financial guaranty providers generally, or in the perception of the strength of our ultimate parent Radian Group Inc. and the other businesses in which it or its other subsidiaries participate, including the mortgage insurance industry; risks faced by the businesses, municipalities or pools of assets covered by our insurance; increased severity or frequency of losses associated with certain of our products that are riskier than traditional financial guaranty insurance policies; losses associated with the aging of our municipal and structured finance insurance portfolios; ratings actions with respect to Radian Group’s credit ratings or the financial strength ratings assigned by the major ratings agencies to us or any of our insurance subsidiaries, and rights of customers to terminate policies as a result of such ratings actions; the application of federal or state consumer, lending, insurance and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted; potential for regulatory action or litigation; the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our financial guaranty businesses or to estimate accurately the fair value amounts of derivative financial guaranty contracts in determining gains and losses on these contracts; changes in accounting guidance from the SEC or the Financial Accounting Standards Board regarding income recognition and the treatment of loss reserves in the financial guaranty insurance industry; legal and other limitations on the amount of dividends that we may pay; risks associated with our international business activities. For more information regarding these risks and uncertainties, as well as certain additional risks that we face, investors should refer to the risk factors detailed in Part I, Item 1A of Radian Group’s annual report on Form 10-K for the year ended December 31, 2008. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which this information was publicly released. We do not intend to, and disclaim any duty or obligation to, update or revise any forward-looking statements made in this document to reflect new information, future events or for any other reason.

Quarterly Operating Supplement for the Period Ended Dec. 31, 2008 / Safe Harbor Statement